Exhibit 99.1

PFF BANCORP REPORTS SECOND QUARTER LOSS

Rancho Cucamonga, Calif. - October 22, 2007 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported a net loss of $7.5 million or $0.33 per diluted share for the quarter ended September 30, 2007 compared to net income of $14.0 million or $0.56 per diluted share for the comparable period of 2006.

Our net loss for the current quarter was due to a $34.0 million provision for loan and lease losses recorded during the current quarter.  This provision resulted in a $33.9 million increase in our allowance for loan and lease losses ("ALLL") which now stands at $94.4 million or 2.29 percent of net loans and leases.  The significant provision reflects increases in criticized and classified loans caused by downward pricing pressure and slowing sales rates for both new and existing residential real estate.

The disbursed balance of assets classified special mention and substandard increased $142.6 million and $75.7 million, respectively, between June 30 and September 30, 2007, to $188.6 million and $278.3 million, respectively, net of specific loss allowances of $7.4 million at June 30, 2007 and $37.6 million at September 30, 2007, respectively, due principally to increases in classified residential construction and land loans.  The composition of our criticized and classified assets and non-accrual loans at September 30, 2007 is provided under the Selected Ratios and Other Data section of this release.

Non-accrual loans increased $126.5 million during the quarter to $227.7 million or 5.52 percent of net loans and leases at September 30, 2007 compared to $101.2 million or 2.45 percent of net loans and leases at June 30, 2007.  Included in non-accrual loans at September 30, 2007 are $81.6 million in loans that are current or less than ninety days past due, but are exhibiting weaknesses in the underlying collateral or borrower strength.  Non-accrual construction loans increased $79.4 million during the quarter.  The $79.4 million is comprised entirely of sixteen first trust deed loans to eight borrowers with the largest loan balance being $34.0 million.  A $38.1 million increase in non-accrual single family loans was attributable to eighty-five first trust deed non-owner occupied loans aggregating $36.3 million to a common borrower.  This borrower also has commercial loans of $8.3 million secured by leases and other real estate collateral and $3.7 million in commercial and real estate loans with the Bank, all of which have been placed on non-accrual during the quarter ended September 30, 2007.  $9.8 million of the $34.0 million provision for loan and lease losses during the quarter was attributable to this relationship. Our next largest concentration of single family non-owner-occupied loans to one borrower is comprised of 29 loans aggregating $15.6 million.  We have one other single family loan borrower relationship in excess of $10.0 million and two in excess of $5.0 million.  These loans are performing and paying as agreed.

Kevin McCarthy, President and CEO commented: "While the housing market in our region is continuing to undergo a significant correction, we remain confident in the underlying economic strength of the Inland Empire to provide the engine that will allow our community banking franchise to continue to prosper."

The balance of construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") remained essentially unchanged on a sequential quarter basis.  At September 30, 2007, the Four-Cs totaled $2.52 billion or 63 percent of loans and leases receivable, net, compared to $2.42 billion or 59 percent of loans and leases receivable, net, one year ago.  Reflecting the slowdown in residential construction lending, Four-Cs originations were $265.3 million or 79 percent of total originations for the current quarter compared to $612.8 million or 86 percent of total originations for the comparable quarter of 2006 and $394.2 million or 86 percent of total originations for the quarter ended June 30, 2007.  At September 30, 2007, DBS had outstanding loans receivable, net of $94.7 million compared to $118.4 million at March 31, 2007.

Total deposits increased $89.9 million or 3 percent between the quarters ended September 30, 2007 and 2006 with CDs increasing $38.7 million and core deposits increasing $51.2 million.  On a sequential quarter basis, CDs increased $67.1 million and core deposits decreased $49.1 million.  At September 30, 2007, core deposits were $1.66 billion (including $274.7 million of non-interest bearing demand accounts) compared to $1.61 billion (including $293.7 million of non-interest bearing demand accounts) one year ago.  During the six months ended September 30, 2007, we opened five new full service branches.  Those branches have garnered deposits of $43.6 million during the average of four months that they have been open.

Net interest income decreased $4.1 million on a sequential quarter basis to $39.0 million, as net interest margin contracted 34 basis points to 3.64 percent.  The decrease in net interest income and the contraction in net interest margin was primarily attributable to a reversal of accrued interest totaling $4.8 million relating to the increase in non-accrual loans during the current quarter. Excluding the reversal of accrued interest, net interest margin would have been 4.09 percent for the current quarter.  Average interest-earning assets decreased $49.7 million during the current quarter.  Net interest income decreased $6.8 million or 15 percent from the comparable quarter of 2006 as net interest margin contracted 52 basis points, due primarily to the interest reversal noted above, and average interest-earning assets decreased $116.5 million.

Non-interest income decreased $345,000 to $5.3 million between the quarter ended September 30, 2007 and 2006. Excluding a one-time gain of $716,000 on the sale of a former administrative building in the prior year, non-interest income increased $371,000 between the quarters ended September 30, 2006 and 2007.  Deposit and related fees rose $364,000 or 11 percent and trust, investment, and insurance fees increased $286,000 or 22 percent, compared to one year ago.

General & Administrative ("G&A") expense decreased $704,000 or 3 percent between the quarters ended September 30, 2006 and 2007 to $24.0 million.  G&A expense for the current quarter includes a $2.5 million credit associated with a reversal of both annual and long term incentive plan accruals.

We repurchased 810,600 shares of our common stock at a weighted average price of $16.97 per share during the quarter bringing fiscal year-to-date repurchases to 1,611,975 shares at a weighted average price of $23.03 per share.  At September 30, 2007, 865,835 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on July 25, 2007.  While there are presently no restrictions on our ability to repurchase shares of our stock, given the uncertainty associated with the current credit conditions, our desire to preserve both capital and liquidity and ensure the sustainability of our cash dividend program, we have temporarily suspended our repurchase program.  At September 30, 2007, the Bank's core, Tier 1 risk-based and total risk-based ratios of 8.72%, 9.96% and 11.18% remain well above the 5.00%, 6.00% and 10.00% levels required to be considered "Well Capitalized" under Federal regulations.

During the quarter ended September 30, 2007, we renegotiated the terms of our $75.0 million line of credit with a commercial bank and at September 30, 2007, we are in compliance with all covenants thereunder.

Having opened our full-service branch in San Jacinto, California during the current quarter and an additional branch in Moreno Valley on October 1, 2007, we are presently conducting business through 38 full-service banking branches, two registered investment advisory offices, two trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $760.8 million at September 30, 2007, compared to $708.5 million at September 30, 2006.  These assets under management or advisory include $620.6 million managed or advised by Glencrest at September 30, 2007, as compared to $572.6 million at September 30, 2006.

We will host a conference call at 5:00 P.M. EST on Monday, October 22, 2007, to discuss our financial results.  The conference call can be accessed by dialing 1-800-936-9754 and referencing "PFF Bancorp, Inc. Second Quarter Conference Call".  An audio replay of this conference call will be available through Monday, November 5, 2007, by dialing 1-877-519-4471 and referencing replay PIN number 9240909.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2007.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO,

PFF Bancorp, Inc.

9337 Milliken Avenue, Rancho Cucamonga, CA 91730

(909) 941-5400

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	September 30, 2007	March 31, 2007

	(Unaudited)
ASSETS
Cash and cash equivalents	$ 52,709	$ 59,587
Investment securities held-to-maturity (estimated fair value of $6,941 at September 30, 2007 and $6,646 at March 31, 2007)	6,810	6,712
Investment securities available-for-sale, at fair value	1,666	28,067
Mortgage-backed securities available-for-sale, at fair value	175,598	186,607
Loans held-for-sale	-	-
Loans and leases receivable, net (net of allowances for loan and lease losses of $94,391 at September 30, 2007 and $46,315 at March 31, 2007)	4,027,603	4,116,232
Federal Home Loan Bank (FHLB) stock, at cost	37,570	46,158
Accrued interest receivable	23,750	25,704
Assets acquired through foreclosure, net	902	-
Property and equipment, net	61,003	56,564
Prepaid expenses and other assets	63,429	27,896
Total assets	$ 4,451,040	$ 4,553,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 3,270,796	$ 3,291,645
FHLB advances and other borrowings	700,200	775,300
Junior subordinated debentures	87,630	56,702
Accrued expenses and other liabilities	48,305	32,767
Total liabilities	4,106,931	4,156,414
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued and outstanding 22,622,088 and 24,156,834 at September 30, 2007 and March 31, 2007, respectively	225	240
Additional paid-in capital	172,107	180,285
Retained earnings	176,677	221,892
Accumulated other comprehensive losses	(4,900)	(5,304)
Total stockholders' equity	344,109	397,113
Total liabilities and stockholders' equity	$ 4,451,040	$ 4,553,527

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2007	2006	2007	2006
Interest income:
Loans and leases receivable	$ 77,912	$ 80,334	$ 158,737	$ 156,788
Mortgage-backed securities	1,951	2,764	4,052	5,377
Investment securities and deposits	723	1,736	1,657	3,172
Total interest income	80,586	84,834	164,446	165,337
Interest expense:
Deposits	30,413	26,010	60,005	48,416
Borrowings	11,128	12,966	22,231	24,191
Total interest expense	41,541	38,976	82,236	72,607
Net interest income	39,045	45,858	82,210	92,730
Provision for loan and lease losses	34,000	2,520	55,800	3,020
Net interest income after provision for loan and lease losses	5,045	43,338	26,410	89,710
Non-interest income:
Deposit and related fees	3,744	3,380	7,476	6,673
Loan and servicing fees	352	578	773	1,171
Trust, investment and insurance fees	1,588	1,302	3,216	2,824
Gain on sale of loans, net	13	73	115	83
Gain on sale of securities, net	-	-	-	271
Mark-to-market on interest rate swaps	(738)	(797)	(409)	(322)
Other non-interest income	326	1,094	675	1,405
Total non-interest income	5,285	5,630	11,846	12,105
Non-interest expense:
General and administrative:
Compensation and benefits	11,501	13,696	26,763	29,331
Occupancy and equipment	4,982	4,268	9,721	8,025
Marketing and professional services	3,429	3,183	6,504	6,317
Other general and administrative	4,049	3,518	7,909	7,274
Total general and administrative	23,961	24,665	50,897	50,947
Foreclosed asset operations, net	9	-	9	(115)
Total non-interest expense	23,970	24,665	50,906	50,832
Earnings (loss) before income taxes	(13,640)	24,303	(12,650)	50,983
Income taxes (benefit)	(6,093)	10,260	(5,659)	21,515
Net earnings (loss)	$ (7,547)	$ 14,043	$ (6,991)	$ 29,468

Basic earnings (loss) per share	$ (0.33)	$ 0.57	$ (0.30)	$ 1.20
Weighted average shares outstanding for basic earnings (loss) per share calculation	22,878,751	24,517,593	23,378,987	24,471,266
Diluted earnings (loss) per share	$ (0.33)	$ 0.56	$ (0.30)	$ 1.19
Weighted average shares outstanding for diluted earnings (loss) per share calculation	22,878,751	24,856,348	23,378,987	24,812,956

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2007	2006	2007	2006
Performance Ratios
Return on average assets (1)	(0.68)%	1.23%	(0.31)%	1.31%
Return on average stockholders' equity (1)	(8.56)%	14.66%	(3.63)%	15.65%
General and administrative expense to average assets (1)	2.16%	2.16%	2.28%	2.27%
Efficiency ratio (3)	54.05%	47.90%	54.11%	48.60%
Average interest-earning assets to average interest-bearing liabilities	105.95%	106.63%	106.38%	106.70%

Yields and Costs (1)
Net interest spread	3.41%	3.93%	3.57%	4.05%
Net interest margin (2)	3.64%	4.16%	3.81%	4.28%
Average yield on interest-earning assets	7.48%	7.67%	7.62%	7.62%
Average cost of interest-bearing liabilities	4.07%	3.74%	4.05%	3.57%
Average yield on loans and leases receivable, net	7.64%	7.95%	7.79%	7.90%
Average yield on securities	4.67%	4.64%	4.69%	4.58%
Average cost of core deposits	2.59%	1.94%	2.53%	1.83%
Average cost of C.D.s	4.94%	4.71%	4.95%	4.53%
Average cost of total deposits	3.72%	3.28%	3.69%	3.11%
Average cost of FHLB advances and other borrowings	5.37%	5.14%	5.40%	4.95%
Average cost of junior subordinated debentures	6.44%	6.25%	6.36%	6.20%

Asset Quality
Net charge-offs (recoveries)	$119	(111)	7,724	(143)
Net charge-offs (recoveries) to average loans and leases receivable, net (1)	0.01%	(0.01)%	0.38%	(0.01)%

Average Balances
Average total assets	$4,432,417	$4,575,871	$4,471,382	$4,496,126
Average interest-earning assets	$4,288,508	$4,405,039	$4,313,287	$4,333,554
Average interest-bearing liabilities	$4,047,739	$4,131,228	$4,054,765	$4,061,533
Average loans and leases receivable, net	$4,060,827	$4,025,690	$4,071,833	$3,966,337
Average securities	$176,533	$325,926	$188,429	$315,083
Average core deposits	$1,681,519	$1,615,836	$1,692,673	$1,622,709
Average C.D.s	$1,560,459	$1,526,514	$1,554,352	$1,478,377
Average total deposits	$3,241,978	$3,142,350	$3,247,025	$3,101,086
Average FHLB advances and other borrowings	$718,131	$932,176	$734,644	$903,745
Average junior subordinated debentures	$87,630	$56,702	$73,096	$56,702
Average stockholders' equity	$352,589	$383,137	$384,915	$376,496

Loan and Lease Activity
Total originations	$334,324	$712,939	$792,229	$1,405,367
One-to-four-family	$68,753	$64,297	$131,216	$138,131
Multi-family	$279	$35,882	$1,562	$59,400
Commercial real estate	$11,601	$60,840	$49,361	$160,394
Construction - residential, including land	$85,142	$315,319	$195,654	$567,810
Construction - commercial	$9,142	$45,695	$65,287	$63,243
Commercial loans and leases	$101,688	$129,675	$240,727	$285,657
Consumer	$57,719	$61,231	$108,422	$130,732
Purchases	$-	$-	$368	$2,997
Principal repayments	$448,165	$547,945	$958,921	$1,144,387
Sales	$1,845	$4,950	$9,812	$6,572

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of September 30, 2007	As of March 31, 2007

Asset Quality
Non-accrual loans	$227,659	$11,421
Non-accrual loans to net loans and leases (4)	5.52%	0.27%
Non-performing assets to total assets (1)	5.14%	0.25%
Allowance for loan and lease losses	$94,391	$46,315
Allowance for loan and lease losses to non-accrual loans	41%	406%
Allowance for loan and lease losses to net loans and leases (4)	2.29%	1.11%

Capital
Stockholders' equity to assets ratio	7.73%	8.72%
Core capital ratio*	8.72%	8.72%
Risk-based capital ratio*	11.18%	11.21%
Shares outstanding at end of period	22,622,088	24,108,834
Book value per share outstanding	$15.21	$16.47
Tangible book value per share outstanding (2)	$15.16	$16.42

Loan, Lease and Deposit Balances
One-to-four family loans	$1,396,813	$1,421,310
Multi-family loans	$204,145	$235,424
Commercial real estate loans	$670,836	$679,526
Construction - residential, including land (3)	$1,101,751	$1,088,395
Construction - commercial (3)	$176,514	$139,678
Commercial business loans and leases	$242,158	$286,678
Consumer loans	$328,781	$313,203
Core deposits	$1,660,802	$1,707,988
C.D.s	$1,609,994	$1,583,657

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $405,250 and $547,516 at September 30, 2007 and March 31, 2007, respectively.
(4) Net loans and leases consist of loans and leases receivable, net plus allowance for loan and lease losses.

                                  *PFF Bank & Trust

 The following table sets forth the composition of our consolidated loan and lease portfolio, Special Mention and Substandard assets and non-accrual loans as of September 30, 2007.

			Special Mention		Substandard
Loan Category	Committed Balance (1)	Disbursed Balance (2)	Committed Balance (1) (3)	Disbursed Balance (2)(3)	Committed Balance (1) (3)(5)	Disbursed Balance (2) (3) (5)	Non-Accrual (2)	Specific Valuation Allowances
	(Dollars in thousands)
Real estate loans:
Residential
One-to-four family (4)	$ 1,396,813	1,396,813	1,794	1,794	38,935	38,935	41,741	3,708
Multi-family	204,145	204,145	-	-	-	-	-	-
Commercial real estate	670,836	670,836	1,679	1,679	3,681	3,681	3,681	-
Construction and land:
Unentitled land	82,960	75,617	1,540	1,540	6,600	6,600	-	-
Entitled land/ developed lots	366,379	299,209	28,482	22,023	53,134	49,674	56,074	10,510
Residential construction:
Single Family	793,224	583,016	115,730	92,798	136,807	119,162	110,156	11,131
Multi-family	61,446	50,312	18,400	15,886	-	-	-	-
Condominium conversion	93,751	90,803	41,850	41,302	39,000	39,000	-	-
Commercial construction	285,755	179,308	4,500	4,500	-	-	-	-
Commercial loans and leases	242,158	242,158	6,884	6,884	19,762	19,762	14,310	11,991
Consumer	328,781	328,781	171	171	1,467	1,467	1,697	230
	4,526,248	4,120,998	221,030	188,577	299,386	278,281	227,659	37,570
Undisbursed construction loan funds	(405,250)	N/A
Deferred loan and lease origination fees, net	996	996
Allowance for loan and lease losses (6)	(94,391)	(94,391)
Total loans and leases, net	4,027,603	4,027,603
Less loans held-for- Sale	-	-
Loans and leases receivable, net	$ 4,027,603	4,027,603

(1) Includes undisbursed construction loan funds.

(2) Excludes undisbursed construction loan funds.

(3) Balances have been reduced by amounts of specific valuation allowances.

(4) Includes loans held-for-sale.

(5) Includes $902,000 of assets acquired through foreclosure at September 30, 2007, in substandard committed and disbursed balances, one-four family loans.

(6) Allowance for loan and lease losses includes specific valuation allowances shown above.